Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-122991 dated February 25, 2005, Form S-3 No. 333-109528 dated
March 15, 2004, and Form S-8 No. 333-107627 dated August 4, 2003) of Argan, Inc. and in the related Prospectus of our report dated May 10, 2006, with respect to the consolidated financial statements of Argan, Inc. included in this Annual Report (Form 10-KSB) for the year ended January 31, 2006.

                                                     /s/ Ernst & Young LLP

McLean, Virginia
May 15, 2006